Exhibit 99.2
WESTERN DIGITAL CORPORATION
INVESTOR INFORMATION SUMMARY
Q4 FY2009 (All amounts in millions, except ASPs and headcount)

	Q4 FY08	Q1 FY09	Q2 FY09	Q3 FY09	Q4 FY09

UNITS[1]	35.2	39.4	35.5	31.6	40.0
REVENUE	$1,993	$2,109	$1,823	$1,592	$1,928
AVERAGE SELLING PRICE[1]	$56	$53	$51	$50	$48
GROSS MARGIN %	21.3%	20.1%	15.9%	15.9%	19.2%

REVENUE BY CHANNEL
OEM	57%	56%	57%	48%	54%
DISTRIBUTORS	24%	26%	21%	30%	29%
RETAIL	19%	18%	22%	22%	17%

REVENUE BY GEOGRAPHY
AMERICAS	29%	23%	23%	26%	24%
EUROPE	25%	29%	29%	28%	22%
ASIA	46%	48%	48%	46%	54%

REVENUE CONCENTRATION
10 LARGEST CUSTOMERS	53%	51%	49%	47%	52%

WORLDWIDE HEADCOUNT	50,072	51,409	50,838	43,898	45,991

CASH RELATED INFORMATION
CASH FLOW FROM OPERATIONS	$229	$301	$300	$355	$349
CAPITAL EXPENDITURES	$146	$162	$140	$106	$111
DEPRECIATION AND AMORTIZATION	$113	$117	$122	$119	$122
DAYS SALES OUTSTANDING	46	47	46	47	47
DAYS PAYABLES OUTSTANDING	69	66	64	68	69

INVENTORY METRICS
RAW MATERIALS	$144	$129	$124	$104	$97
WORK IN PROCESS	145	168	159	152	154
FINISHED GOODS	167	180	163	129	125
TOTAL INVENTORY, NET	$456	$477	$446	$385	$376
INVENTORY TURNS	14	14	14	14	15

[1]	Includes hard drive units only